EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 24, 2006, included in Form 10-K of Citizens & Northern Corporation and subsidiaries for the year ended December 31, 2005, and to all references to our firm included in the Registration Statement.
/s/ Parente Randolph, LLC
Parente Randolph, LLC
Williamsport, PA
November 1, 2006

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